Exhibit 99.5
Holders of Record, holding 5% or more of the outstanding balance for Wachovia Commercial Mortgage
Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2003-C4 as reflected in the security position listing as of December 31, 2004 provided by DTC.

Class
Name and Address of Holder
Amount Held
% Class

A-1
Investors Bank
6,250,000
8%
200 Clarendon St., Ninth Floor
Corporate Actions Unit/TOP57
Boston, MA 02116

The Bank of New York
5,800,000
7%
One Wall Street
New York, NY 10286

JP Morgan Chase Bank
21,400,000
35%
14201 Dallas Parkway
Dallas, TX 75254

SSB&T Co.
22,400,000
26%
1776 Heritage Drive
Global Corporate Action Unit JAB5NW
No. Quincy, MA 02171

A-2
The Bank of New York
71,985,000
19%
One Wall Street
New York, NY 10286
Citibank
42,500,000
11%
3800 Citibank Center B3-15
Tampa, FL 33610
JP Morgan Chase Bank
164,790,000
44%
14201 Dallas Parkway
Dallas, TX 75254
SSB&T Co.
33,450,000
9%
1776 Heritage Drive
Global Corporate Action Unit JAB5NW
No. Quincy, MA 02171

Bank of New York/Investment Account
39,075,000
10%
Barclays
111 Sanders Creek
East Syracuse, NY 13057

B
Citibank
10,000,000
29%
3800 Citibank Center B3-15
Tampa, FL 33610
JP Morgan Chase Bank
11,000,000
32%
14201 Dallas Parkway
Dallas, TX 75254

Mellon Trust of New England NA
13,556,000
39%
525 William Penn Place, Suite 3418
Pittsburgh, PA 15259

C
JP Morgan Chase Bank
6,147,000
55%
14201 Dallas Parkway
Dallas, TX 75254

Mellon Trust of New England NA
11,147,000
45%
525 William Penn Place, Suite 3418
Pittsburgh, PA 15259

D
The Bank of New York
5,000,000
22%
One Wall Street
New York, NY 10286

Citibank
7,000,000
31%
3800 Citibank Center B3-15
Tampa, FL 33610
JP Morgan Chase Bank
10,294,000
46%
14201 Dallas Parkway
Dallas, TX 75254

E
The Bank of New York
6,262,000
51%
One Wall Street
New York, NY 10286

JP Morgan Chase Bank
6,000,000
49%
14201 Dallas Parkway
Dallas, TX 75254